Exhibit 4.1

REGISTERED	REGISTERED

No. X-1 CUSIP 67021C AU1 ISIN NO. US67021CAU18 REGISTERED OWNER: CEDE & CO.

PRINCIPAL AMOUNT: $150,000,000
STATED MATURITY: OCTOBER 1, 2028
INTEREST PAYMENT DATES:
APRIL 1 AND OCTOBER 1
REGULAR RECORD DATES: MARCH 15
OR SEPTEMBER 15 IMMEDIATELY
PRECEDING THE APPLICABLE
INTEREST PAYMENT DATE

NSTAR ELECTRIC COMPANY
doing business as EVERSOURCE ENERGY

5.60% DEBENTURE DUE 2028

THIS SECURITY IS A REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF.

Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to NSTAR ELECTRIC COMPANY, doing business as EVERSOURCE ENERGY, or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (the “Registered Owner”) (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NSTAR ELECTRIC COMPANY, doing business as EVERSOURCE ENERGY, a corporation duly organized and validly existing under the laws of The Commonwealth of Massachusetts (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Owner, or registered assigns, the principal amount specified in the title of this security (the “Principal Amount”) on the Stated Maturity, except to the extent redeemed prior to the Stated Maturity, and to pay interest on said principal sum semi-annually on each Interest Payment Date, commencing April 1, 2024, at the rate per annum specified in the title of this Security, from the April 1 and October 1, as the case may be, next preceding the date of this Security to which interest has been paid unless the date hereof is a date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on this Security, in which case from the date of initial issuance until payment of said principal sum has been made or duly provided for and at such rate on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. If any Interest Payment Date falls on a day that is not a Business Day, the interest payment will be made on the next Business Day, but such payment will be deemed to have been made on the date that payment was due. No interest will accrue on the amount payable for the period from the actual payment date to such next Business Day. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as otherwise provided in said Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the March 15 and September 15, as the case may be, next preceding such April 1 and October 1.

The principal of (and premium, if any) and interest on this Security are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (hereinafter called the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture), as Indenture Trustee and Paying Agent, located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania, 15262, or at such other office as the Indenture Trustee shall designate by written notice to the Registered Owner of this Security; provided that interest shall be paid by wire transfer in immediately available funds to an account located in the United States of America as the Registered Owner hereof shall designate to the Indenture Trustee in writing at least 15 Business Days prior to such Interest Payment Date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

The authentication by the Trustee may be by manual or electronically transmitted signature.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS, INCLUDING THE OPTIONAL REDEMPTION PROVISIONS, OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE. UNLESS THE CERTIFICATE OF AUTHENTICATION HEREON HAS BEEN EXECUTED BY THE TRUSTEE BY MANUAL OR ELECTRONIC SIGNATURE, THIS SECURITY SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE INDENTURE, OR BE VALID OR OBLIGATORY FOR ANY PURPOSE.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its seal.

NSTAR ELECTRIC COMPANY doing business as EVERSOURCE ENERGY

Date: September 25, 2023	By:
John M. Moreira Executive Vice President, Chief Financial Officer and Treasurer

Attest:	By:
Florence J. Iacono Secretary and Clerk

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Indenture Trustee

Dated: September 25, 2023	By:
Name: Title:

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued under the Indenture, dated as of September 1, 1988, as supplemented, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly Bank of Montreal Trust Company), as Indenture Trustee, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Indenture Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is one of the series designated as the 5.60% Debentures due 2028.

Prior to one month prior to the maturity date (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time, on not less than 10 nor more than 60 days’ prior notice mailed (or delivered by electronic transmission in accordance with the applicable procedures of DTC) to the holders of the Securities, at a redemption price (expressed as a percentage of principal amount of the Securities to be redeemed and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 20 basis points less (b) interest accrued to the date of redemption date, and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The terms which follow, when used in this Security, shall have the following meanings:

“Treasury Rate” means, with respect to any redemption date, yield determined by the Company in accordance with the following two paragraphs.

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The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility to calculate the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the Securities for redemption will be made by lot or pursuant to the applicable depositary’s procedures. No notes of a principal amount of $2,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities are held by DTC (or another depositary), the redemption of the Securities shall be done in accordance with the policies and procedures of the depositary.

On and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption. Prior to any redemption date, the Company is required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the Securities to be redeemed on such date.

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion or occurrence of a related transaction or event, as the case may be, and any notice of redemption made in connection with a related transaction or event may, at the Company’s discretion, be given prior to the completion or the occurrence thereof. If such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, at the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Company in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in the Company’s discretion if in its good faith judgment any or all of such conditions will not be satisfied. If any such condition precedent has not been satisfied, the Company shall provide written notice prior to the close of business on the business day immediately prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the Securities shall be rescinded or delayed as provided in such notice.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Indenture Trustee, as Indenture Trustee and Paying Agent located at The Bank of New York Mellon Trust Company, N.A., 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania, 15262, or at such other office as the Indenture Trustee shall designate by written notice to the Registered Owner of this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Indenture Trustee duly executed by, the Registered Owner hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series, of any authorized denominations and for a like aggregate principal amount and tenor, will be issued to the designated transferee or transferees; provided, however, that the Indenture Trustee will not be required to register the transfer of or exchange any Security that has been called for redemption in whole or in part except the unredeemed portion of Securities being redeemed in part.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount and tenor of Securities of this series of any authorized denomination, as requested by the Holder surrendering the same; provided, however, that the Company shall not be required to issue any Securities of this series of a denomination less than $1,000.

No service charge (to the Holder) will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture Trustee shall be entitled to withhold from all payments of principal of (and premium, if any) and interest on this Security any amounts required to be withheld under the applicable provisions of the Federal income tax laws of the United States at the time of such payments.

Prior to due presentment for registration of transfer of this Security, the Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee, may treat the Person in whose name this Security is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Security be overdue and neither the Company, the Indenture Trustee nor any agent of the Company or Indenture Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the principal of the Securities of this series may be declared due and payable, and such declarations may be in certain events rescinded, in the manner and with the effect provided in the Indenture.

The Indenture permits, to the extent therein provided, the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding if all of the Securities Outstanding are affected, or the Holders of a majority in aggregate principal amount of each series to be affected, in case one or more, but less than all, of the series of the Outstanding Securities are affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

The Securities of this series are unsecured.

All terms in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Security, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any partner, member, incorporator, stockholder, officer or director, as such, past, present of future, of the Company or of any successor or any of their assets, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Security.

This Security shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT- as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Custodian)		(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, I or we sell, assign and transfer to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(Print or type name, address and zip code of assignee)

the within Security and hereby irrevocably constitute and appoint  attorney to transfer the said Security on the books of the Company with full power of substitution in its premises.

Dated:	Signed:

Signatures must be guaranteed by a commercial bank or trust company or a member of a major stock exchange.

Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular, without alteration or enlargement or any change whatever.